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                                                                     EXHIBIT 1.1

                                7,500,000 SHARES

                           ATP OIL & GAS CORPORATION

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------



Lehman Brothers Inc.                                            __________, 2001
CIBC World Markets Corp.
Dain Rauscher Incorporated
Raymond James & Associates, Inc.
Fidelity Capital Markets,
  a division of National
  Financial Services LLC
As Representatives of
the several Underwriters
named in Schedule 1
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

  ATP Oil & Gas Corporation, a Texas corporation (the "Company"), proposes to sell 7,500,000 shares (the "Firm Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), to the several Underwriters named in
Schedule 1 hereto (the "Underwriters"). In addition, certain shareholders of the Company named in Schedule 2 hereto (the "Selling Shareholders") propose to grant to the Underwriters an option to purchase up to an additional 1,125,000 shares of Common Stock on the terms and for the purposes set forth in Section 3 (the "Option Shares"). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the "Shares." This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.

  1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) A registration statement on Form S-1 (File No. 333-46034) with respect to the Shares (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed with the Commission under the Securities Act and (iii) either has become effective under the Securities Act and is not proposed to be amended or is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to
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     amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement as amended to date have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including, if the Effective Date is on or before the date of this Agreement, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations ("Rule 424(b)") in accordance with Section 6(a) hereof and deemed to be a part thereof as of the Effective Time pursuant to paragraph
     (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph
     (1) or (4) of Rule 424(b) or, if the Effective Date is after the date of this Agreement, the final prospectus in the form heretofore delivered by the Company to the Representatives, with any changes made thereto by the Company with the consent of the Representatives, as the case may be. If it is contemplated at the time this Agreement is executed that a registration statement or a post-effective amendment will be filed pursuant to Rule 462(b) or 462(d) under the Securities Act before the offering of the Common Stock may commence, the term "Registration Statement" as used in this Agreement includes such registration statement or amendment.

(b) If the Effective Date is on or before the date of this Agreement, (i) the Registration Statement conforms in all material respects, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will when they become effective or are filed with the Commission or are first used to confirm sales of the Shares, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, (ii) the Registration Statement and any amendment thereto does not, and will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date or as of the first date of its use to confirm sales of the Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Date is after the date of this Agreement, (i) the Registration Statement and the Prospectus and any further amendments or supplements thereto will, when they become effective or are filed with the Commission or are first used to confirm sales of the Shares, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, (ii) the Registration Statement and any amendment thereto will not, as of the applicable Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be

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     stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date or as of the first date of their use to confirm sales of the Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, each of the statements made in such documents within the coverage of Rule 175(b) of the Rules and Regulations was made or will be made by the Company with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. There is no contract or document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(c) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Texas with full corporate power and authority to own, lease and operate its properties and conduct its business and is duly qualified or registered as a foreign corporation for the transaction of business and is in good standing as a foreign corporation under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it make such qualification or registration necessary, except where the failure to qualify or register or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries (as defined below) taken as a whole (a "Material Adverse Effect").

(d) Each of ATP Energy, Inc. and ATP Oil & Gas (UK) Limited (each a "Subsidiary" and collectively, the "Subsidiaries") is duly organized and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to own, lease and operate its properties and conduct its business and is duly qualified or registered for the transaction of business and is in good standing under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it make such qualification or registration necessary, except where the failure to qualify or register or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and all of such shares of capital stock or other equity interests are owned by the Company directly, or indirectly through one of the Subsidiaries, free and clear of any lien, adverse claim, security interest or other encumbrance. The Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity or ownership interest in any person or entity, other than the Subsidiaries.

(e) The authorized and outstanding capital stock of the Company is as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

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     The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable. The Shares, when issued and delivered against payment therefor as provided herein, will conform to the description thereof contained under the caption "Description of Capital Stock" in the Prospectus.

(f) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's articles of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company is a party or by which it may be bound, and, except as described in the Prospectus, there are no outstanding options, warrants or rights to purchase any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of capital stock of the Company.

(g) The Company has all requisite power and authority to execute and deliver this Agreement and to issue, sell and deliver the Shares in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus. On or before each Delivery Date (as defined in Section 5 hereof), all action required to be taken by the Company for the authorization, issuance, sale and delivery of the Shares and the consummation of the transactions contemplated by this Agreement shall have been validly taken. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(h) Neither the offering, issuance and sale by the Company of the Shares, the execution, delivery and performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which any of its properties or assets is subject, unless such conflict, breach, violation or default has been validly waived, (ii) constitutes or will constitute a violation of the articles of incorporation, articles of organization, bylaws or other governing documents of the Company or any Subsidiary, (iii) violates or will violate any law, statute or regulation or any order, rule decree, judgment or injunction of any court or governmental agency or body directed to the Company or any Subsidiary or any of its properties in a proceeding to which it or its properties is a party or (iv) will result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except, in the case of clauses (iii) and (iv) above, for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.

(i) Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities or "Blue Sky" laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with,

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     any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(j) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, other than any such rights that have been waived or satisfied.

(k) Except as described in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

(l) Neither the Company nor any Subsidiary has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute, or has become a party to or the subject of any material litigation, court or governmental action, investigation, order or decree, in any case otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock or long-term debt, or any material change in short-term debt, of the Company and the Subsidiaries on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, business, prospects, management, capitalization, financial condition, results of operations or net worth of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(m) KPMG LLP, who have certified certain financial statements included in the Registration Statement, any Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto), are independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations.

(n) The financial statements (including the related notes) included in the Registration Statement, any Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The selected historical financial data included in the Prospectus under the caption "Selected Historical and Unaudited Pro Forma Financial Information" are fairly stated in relation to the historical financial statements from which they have been derived. The pro forma financial statements set forth in the Registration Statement,

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     any Preliminary Prospectus and the Prospectus (the "pro forma financial statements") have been prepared in accordance with the applicable accounting requirements of Rule 11-02 of Regulation S-X; the pro forma adjustments reflected in the pro forma financial statements have been properly applied to the historical amounts in compilation of such statements; and the assumptions used in the preparation of the pro forma financial statements are, in the opinion of the Company, reasonable.

(o) Each of the Company and the Subsidiaries has (i) good and indefeasible title to all its interests in its natural gas and oil properties, and (ii) good and marketable title in fee simple to all other real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, claims, encumbrances and title defects except
     (a) as described in the Prospectus or (b) such as do not materially interfere with the use of such properties as they have been used in the past and are proposed to be used in the future as described in the Prospectus; and all real property and buildings held under lease by the Company and the Subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.

(p) Neither the Company nor any Subsidiary is (i) in breach or violation of its charter, articles of organization, bylaws or other governing documents,
     (ii) in violation of any law, statute or regulation or order, decree, judgment or injunction of any court or governmental agency or body having jurisdiction over it or (iii) in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default), breach or violation in the due performance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties are subject, except, in the case of clauses (ii) and (iii) above, for such matters as would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, no third party to any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties are subject is in default under any such agreement except for a default or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Shares or suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Preliminary Prospectus or suspends the sale of the Shares in any jurisdiction in which the Shares are qualified pursuant to Section 6(h) hereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Company which would prevent or suspend the issuance or sale of the Shares, the effectiveness of the Registration Statement or the use of any Preliminary Prospectus in any jurisdiction in which the Shares are qualified pursuant to Section 6(h) hereof; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined,

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     would materially interfere with or adversely affect the issuance of the
     Shares or the other transactions contemplated hereby, or the performance by the Company of its obligations hereunder.

(r) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective properties which, if determined adversely to such person, would have, individually or in the aggregate, a Material Adverse Effect.

(s) Except as described in the Prospectus and except as would not have a Material Adverse Effect, each of the Company and the Subsidiaries owns or possesses adequate rights to use all patents, patent applications, trademarks, trademark registrations, trade names, service marks, service mark registrations, copyrights, licenses inventions and trade secrets necessary for the conduct of its business, and the Company has no reason to believe that the conduct of the respective businesses of the Company and the Subsidiaries will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(t) Each of the Company and the Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customarily obtained by businesses similarly situated. In the Company's reasonable judgment, such insurance insures against such losses and risks as are adequate to protect the Company and the Subsidiaries and their respective businesses. Neither the Company nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

(u) Neither the Company nor any Subsidiary is, or at either Delivery Date will be, (a) a "public utility company," a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or
     (b) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder.

(v) Except as disclosed in the Prospectus, each of the Company and Subsidiaries has, or at each Delivery Date will have, such permits, consents, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to conduct the business currently (or, as described or contemplated in the Prospectus, to be) operated by it, except for such permits which, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit.

(w) There has been no storage, disposal, generation, transportation, handling or treatment of hazardous wastes or hazardous substances by the Company or any Subsidiary at,

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     upon or from any of the property now or previously owned or leased by the
     Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have, individually or in the aggregate, a Material Adverse Effect; and the terms "hazardous wastes" and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(x) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(y) The Company has filed all federal, state and local foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any Subsidiary which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any Subsidiary, would have) a Material Adverse Effect.

(z) Neither the Company nor any Subsidiary (i) has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock in violation of any law, rule or regulation or (ii) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (A) has sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Common Stock or (B) has paid or, except as contemplated hereby, has agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(aa) The Shares have been approved for inclusion on the Nasdaq National Market ("Nasdaq"), subject only to official notice of issuance.

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(bb) From the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued any securities or granted any options to purchase any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(cc) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals.

(dd) Neither the Company nor any Subsidiary, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee) No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and any of the directors, officers, shareholders, customers or suppliers of the Company or any Subsidiary, on the other hand, which is required to be described in the Prospectus which is not so described.

(ff) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of up to 375,000 Firm Shares, which Lehman Brothers Inc. has agreed to reserve for sale to the Company's officers, directors, employees and their family members and persons having business relationships with the Company and the Subsidiaries.

(gg) None of the Directed Shares (as defined in Section 4) distributed in connection with the Directed Share Program (as defined in Section 4) will be offered or sold outside of the United States.

  2. Representations, Warranties and Agreements of the Selling Shareholders. Each Selling Shareholder severally represents, warrants and agrees solely with respect to itself that:

(a) Such Selling Shareholder (together with such Selling Shareholder's spouse, if applicable) has, and immediately prior to the Second Delivery Date (as defined in Section 5 hereof), such Selling Shareholder (together with such Selling Shareholder's spouse, if applicable) will have, good and valid title to the Option Shares to be sold by such Selling

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     Shareholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such Option Shares and payment therefor pursuant hereto, good and valid title to such Option Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(b) Such Selling Shareholder has the full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Selling Shareholder Agreement" and, together with all other similar agreements executed by the other Selling Shareholders, the "Selling Shareholder Agreements") and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; the execution, delivery and performance of this Agreement and the Selling Shareholder Agreement by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such actions result in any violation of any law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder; and, except for the registration of the Option Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act or applicable state securities or "Blue Sky" laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Selling Shareholder Agreement by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby.

(c) The information with respect to such Selling Shareholder in the Registration Statement and the Prospectus, including any amendments or supplements thereto, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Such Selling Shareholder has no actual knowledge that the representations and warranties of the Company contained in Section 1 hereof are not true and correct in all material respects, is familiar with the Registration Statement and the Prospectus (as amended or supplemented) and has no actual knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the date thereof, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has had or would have a Material Adverse Effect and is not prompted to sell Option Shares by any materially adverse information concerning the Company or any Subsidiary which is not set forth in the Registration Statement and the Prospectus.

(e) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(f) Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Selling Shareholder Agreement irrevocably appointing _________ and __________, or any of them, as attorneys-in-fact (the "Attorneys-in-Fact"), and [the Company's transfer agent], as custodian (the "Custodian"); the Custodian is authorized to deliver the Shares to be sold by such Selling Shareholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 9(j), to sell, assign and transfer to the Underwriters the Shares to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in
     Section 3 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder, to accept payment therefor and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

(g) Such Selling Shareholder has irrevocably placed in custody with the Custodian certificates, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, for all of the Shares to be sold by such Selling Shareholder pursuant to this Agreement or, pursuant to the Custody Agreement, has irrevocably committed to do so prior to the First Delivery Date (as defined in Section 5), in each case with irrevocable conditional instructions to deliver such Shares to the Underwriter pursuant to this Agreement.

(h) Neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section (ee) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

  3. Purchase of the Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 7,500,000 Firm Shares to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

  In addition, the Selling Shareholders grant to the Underwriters an option to purchase up to 1,125,000 Option Shares. The maximum number of Shares to be sold by each Selling Shareholder upon exercise of such option is set forth opposite such Selling Shareholder's name in Schedule 2 hereto. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Shares and is exercisable as provided in Section 5 hereof. Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Shares set opposite the names of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Shares shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Shares other than in 100 Share amounts. The price of both the Firm Shares and any Option Shares shall be $_____ per Share.

  Neither the Company nor the Selling Shareholders shall be obligated to deliver any of the Shares to be delivered on the First Delivery Date or the Second Delivery Date, as the case may be, except upon payment for all the Shares to be purchased on such Delivery Date as provided herein.

  4. Offering of Shares by the Underwriters. Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

  It is understood that approximately 375,000 Firm Shares (the "Directed Shares") will initially be reserved by the Underwriters (the "Directed Share Program") for offer and sale to the Company's officers, directors, employees and their family members and persons having business relationships with the Company and the Subsidiaries (the "Directed Share Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the NASD. Under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

  5. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at such place as shall be determined by agreement between the Representatives and the Company at 10:00 A.M., New York City time, on the fourth full Business Day (as defined in Section 17 hereof) following the date of this Agreement or at such other date as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full Business Days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Shares, the Company shall make the certificates representing the Firm Shares available for inspection by the Representatives in New York City, not later than 2:00 P.M., New York City time, on the Business Day prior to the First Delivery Date.

  At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 3 may be exercised by written notice being given by the Representatives to the Selling Shareholders with a copy to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. The date and time the Option Shares are delivered are sometimes referred to as the "Second Delivery Date," and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

  Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Selling Shareholders) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Selling Shareholders shall deliver or cause to be delivered the certificates representing the Option Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Selling Shareholders of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Shares, the Custodian shall make the certificates representing the Option Shares available for inspection by the Representatives in New York City, not later than 2:00 P.M., New York City time, on the Business Day prior to the Second Delivery Date.

  6. Further Agreements of the Company. The Company covenants and agrees with each Underwriter:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Rules and Regulations; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) To furnish promptly to each of the Representatives and to counsel for the Underwriters an executed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and
     (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the reasonable judgment of the Representatives, be required by the Securities Act or requested by the Commission;

(e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld;

(f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(g) For a period of five years following the Effective Date, to furnish to the Representatives upon request copies of all materials furnished by the Company to its security holders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange or automated quotation system upon which the Shares may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act, or any rule or regulation of the Commission thereunder;

(h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent to service of process;

(i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (other than shares issued upon the exercise of (i) currently outstanding options or (ii) options granted pursuant to the Company's 2000 Stock Option Plan) or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than options granted pursuant to the Company's 2000 Stock Plan) or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause
     (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.;

(j) To cause each shareholder, officer and director of the Company to furnish to the Representatives (other than the Selling Shareholders), prior to the First Delivery Date, a letter or letters, substantially in the form attached hereto as Exhibit A;

(k) To take such action as shall be necessary to comply with the rules and regulations of the Nasdaq with respect to the Shares;

(l) To apply the net proceeds from the sale of the Shares as set forth in the Prospectus;

(m) To take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder;

(n) To timely complete all required filings and otherwise fully comply in a timely manner with all provisions of the Exchange Act, including the rules and regulations thereunder, in connection with the registration of the Shares thereunder; and

(o) In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent required by the NASD or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of effectiveness of the Registration Statement, and Lehman Brothers Inc. will notify the Company as to which Directed Share Participants will need to be so restricted. At the request of Lehman Brothers Inc., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

  7. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing, filing, delivery and shipping of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the filing fees incident to securing any required review by the NASD of the terms of sale of the Shares; (f) any applicable listing or other similar fees; (g) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in
Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum, if the preparation of such Memorandum is requested by the Representatives (including related fees and expenses of counsel to the Underwriters); (h) the cost of printing certificates representing the Shares; (i) the costs and charges of any transfer agent or registrar; (j) the fees and disbursements incurred by the Underwriters in connection with the Directed Share Program, including reasonable fees and expenses of counsel, and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program; (k) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (l) all other costs and expenses incident to the performance of the obligations of the Company; provided that, except as provided in this Section 7 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

  8. Covenants of the Selling Shareholders. Each Selling Shareholder severally agrees:

(a) Except as contemplated by this Agreement, for a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.; provided that the foregoing restrictions shall not apply to any gift of Common Stock by such Selling Shareholder to a donee that agrees in writing for the benefit of the Underwriters to be bound by the same restrictions with respect to such shares of Common Stock;

(b) That the Shares to be sold by such Selling Shareholder hereunder, which are represented by the certificates held in custody for such Selling Shareholder pursuant to the Selling Shareholder Agreement, is subject to the interest of the Underwriters, that the arrangements made by such Selling Shareholder for such custody are irrevocable and that the obligations of such Selling Shareholder hereunder and thereunder shall not be terminated by any act of such Selling Shareholder, by the death, disability, incompetence or incapacity of such Selling Shareholder, by operation of law or by any other event; and

(c) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-9.

  9. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) hereof, the Registration Statement and all post-effective amendments to the Registration Statement shall have become effective, all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made and no such filings shall have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto or suspending the qualification of the Shares for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to their satisfaction.

(b) No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Representatives or in the opinion of counsel to the Underwriters, is material or omits to state a fact which, in the opinion of the Representatives or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Selling Shareholder Agreements, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the Selling Shareholder Agreements and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Shareholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Vinson & Elkins L.L.P. shall have furnished to the Representatives their written opinion, as counsel for the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit B hereto.

(e) Vinson & Elkins L.L.P. shall have furnished to the Representatives their written opinion, as counsel for the Selling Shareholders, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit C hereto.

(f) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof
     (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to Underwriters in connection with registered public offerings.

(h) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) The Representatives shall have received from the Company's independent natural gas and oil engineers, a letter or letters dated, respectively, the date of this Agreement and the Closing Date, in form and substance satisfactory to the Representatives, each stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which information regarding the natural gas and oil reserves and future net cash flows is given in the Prospectus, as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the natural gas and oil reserves of the Company and such other matters as the Representatives reasonably may request.

(j) On each Delivery Date, there shall have been furnished to the Representatives a certificate, dated such Delivery Date and addressed to the Representatives, signed on behalf of the Company by its Chief Executive Officer or President and its Chief Financial Officer, to the effect that
     (i) the representations, warranties and agreements of the Company contained in this Agreement are true and correct, as if made at and as of such Delivery Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to such Delivery Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or threatened; (iii) the signers of said certificate have carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) since the Effective Date there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth; and (v) no event contemplated by subsection (l) of this Section 9 in respect of the Company or any Subsidiary shall have occurred.

(k) Each Selling Shareholder (or one or more Attorneys-in-Fact on behalf of such Selling Shareholder) shall have furnished to the Representatives on the Second Delivery Date a certificate, dated the Second Delivery Date, signed by, or on behalf of, such Selling Shareholder stating that the representations, warranties and agreements of such Selling

     Shareholder contained herein are true and correct as of the Second Delivery Date and that such Selling Shareholder has complied with all agreements contained herein to be performed by such Selling Shareholder at or prior to the Second Delivery Date.

(l) Since the Effective Date, neither the Company nor any Subsidiary shall have sustained any loss or interference with its business by fire, flood, explosion, accident or other calamity, whether or not covered by insurance, which is materially adverse to the Company and the Subsidiaries taken as a whole, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree which is materially adverse to the Company and the Subsidiaries taken as a whole; nor shall there have been a change in the capital stock, a material change in the short-term debt or a material change in the long-term debt of any of the Company and the Subsidiaries taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, business, prospects, management, capitalization, financial condition, results of operations or net worth of the Company and the Subsidiaries taken as a whole, which loss, interference, litigation, action, investigation, order, decree, change or development, in the judgement of the Representatives, shall render it impractical or inadvisable to proceed with the payment for and delivery of the Shares.

(m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or Nasdaq or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, which makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States which makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n) The Nasdaq shall have approved the Shares for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(o) The Representatives shall have been furnished by the Company and the Selling Shareholders such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and to counsel for the Underwriters. The Company and the Selling Shareholders shall furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request. If any of the conditions specified in this Section 9 shall not have been fulfilled, when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Delivery Date, by the Representatives. Any such cancellation shall be without liability of the Underwriters to the Company, the Selling Shareholders or any of their respective affiliates. Notice of such cancellation shall be given to the Company and the Selling Shareholders in writing, or by telegraph or telephone and confirmed in writing.

  10. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained
     (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; provided further that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, which untrue statement or omission or alleged untrue statement or omission in such Preliminary Prospectus was corrected in the Prospectus, the indemnity agreement contained in this paragraph 9(a) shall not inure to the benefit of any Underwriter, officer, employee or controlling person to the extent that any such loss, claim, damage, liability or action results from the fact that a copy of the Prospectus was not sent or given to the person asserting any such losses, claims, damages, liabilities or actions at or prior to the written confirmation of the sale of the applicable Shares to such person by such Underwriter (provided that the Company shall have complied with the provisions of Section 6(a) and (c) hereof and such Underwriter shall have been provided with the number of copies of such Prospectus requested by such Underwriter in a timely manner) and it is judicially determined that such delivery was required under the Securities Act and was not so made. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

  The Company agrees to indemnify and hold harmless Lehman Brothers Inc., its officers and employees and each person, if any, who controls Lehman Brothers Inc. within the meaning of the Securities Act (collectively, the "Lehman Brothers Entities"), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the failure of any Directed Share Participant to pay for and accept delivery of the Directed Shares sold pursuant to the Directed Share Program which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase or (iii) the Directed Share Program, provided that the Company shall not be responsible under this subparagraph (iii) for any loss, claim, damage, liability or action that is finally judicially determined to have resulted directly from the gross negligence or willful misconduct of the Lehman Brothers Entities. The Company shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

(b) The Selling Shareholders, severally in proportion to the number of Shares to be sold by each of them hereunder, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Option Shares), to which such Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any breach of a representation, warranty, covenant or agreement made by the Selling Shareholders in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement, a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no Selling Shareholder shall be liable under this paragraph 10(b) or otherwise for any amount in excess of the net proceeds received by it (computed without deduction for any taxes on such amount) in connection with the sale of the Shares; provided further, that with respect to any such loss, claim, damage, liability or action that arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a Selling Shareholder shall be liable to the extent, but only to the extent, that such statement or omission is made in reliance upon and in conformity with written information about such Selling Stockholder furnished to the Company by such Selling Shareholder expressly for use in the preparation of any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto; provided, further that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, which untrue statement or omission or alleged untrue statement or omission in such Preliminary Prospectus was corrected in the Prospectus, the indemnity agreement contained in this paragraph 10(b) shall not inure to the benefit of any Underwriter, officer, employee or controlling person to the extent that any such loss, claim, damage, liability or action results from the fact that a copy of the Prospectus was not sent or given to the person asserting any such losses, claims, damages, liabilities or actions at or prior to the written confirmation of the sale of the applicable Shares to such person by such Underwriter (provided that the Company shall have complied with the provisions of Section 6(a) and (c) hereof and such Underwriter shall have been provided with the number of copies of such Prospectus requested by such Underwriter in a timely manner) and it is judicially determined that such delivery was required under the Securities Act and was not so made.

(c) Each Underwriter, severally but not jointly, shall indemnify and hold harmless the Company, and its officers, employees and directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each other person, if any, who controls the Company within the meaning of the Securities Act, and each Selling Shareholder from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person or Selling Shareholder may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
     (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person and Selling Shareholder for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person or Selling Shareholder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person or Selling Shareholder.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or the Selling Shareholders under this Section 10 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 10(a) hereof in respect of such claim or action, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the Lehman Brothers Entities for the defense of any loss, claim, damage, liability or action arising out of the Directed Share Program. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company or the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company or the Selling Shareholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the total net proceeds received by it (computed without deduction for any taxes on such amount) from the sale of the Option Shares owned by such Selling Shareholder exceeds the amount of any damages which such Selling Shareholder has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f) The Underwriters severally confirm and each of the Company and the Selling Shareholders acknowledges that the statements with respect to (i) the delivery of the Shares by the Underwriters set forth on the cover page of the Prospectus and (ii) under the caption "Underwriting" in the Prospectus, the number of Shares purchased by each of the Underwriters and the statements set forth in the 4th, 12th, 13th and 17th paragraphs are correct and constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement and the Prospectus and in any Blue Sky Application.

  11.  Defaulting Underwriters.

  If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Shares set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Shares set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares which the defaulting Underwriter or defaulting Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Delivery

Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of the Shares which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other Underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining Underwriters or other Underwriters satisfactory to the Representatives do not elect to purchase the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Selling Shareholders to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 7. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Firm Shares which a defaulting Underwriter agreed but failed to purchase.

  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages, including expenses paid by the Company pursuant to Section 7, caused by its default. If other Underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

  12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Section 9(k) or 9(l) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

  13. Reimbursement of Underwriters' Expenses. If the Company or any Selling Shareholder shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or such Selling Shareholder to perform any agreement to be performed by it, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Shareholders is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall collectively pay the full amount thereof to the Representatives.

  14. Notices. Any notice, consent, request, instruction, approval and other communication provided for herein shall be in writing, shall be delivered or sent by mail, telex or facsimile transmission and shall be deemed validly given, made or served (i) on the date on which it is delivered personally with receipt acknowledged, (ii) five Business Days after it is sent by registered or certified mail (receipt requested and postage prepaid), (iii) one Business Day after it is sent by overnight courier (charges prepaid) or (iv) on the same Business Day when sent before 5:00 P.M., recipient's time (and on the next Business Day when sent after 5:00 P.M., recipient's time) by telex or telecopier, transmission confirmed and charges prepaid. Such notices shall be in writing, and:

(a) if to the Company, such notice shall be addressed to the Company at 4600 Post Oak Place, Suite 200, Houston, Texas 77027, Attention: Mr. Albert L. Reese, Jr. (Fax: 713/622-5101);

(b) if to the Underwriters, such notice shall be addressed to the Representatives in care of Lehman Brothers Inc., 3 World Financial Center, 11th Floor, New York, New York 10285-1100, Attention: Syndicate Department (Fax: 212/526-6588), with a copy, in the case of any notice pursuant to
     Section 10(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, New York 10285; and

(c) if to any Selling Shareholder, such notice shall be addressed to such Selling Shareholder in care of the Company at 4600 Post Oak Place, Suite 200, Houston, Texas 77027, Attention: Mr. Albert L. Reese, Jr. (Fax:
     713/622-5101);

provided, however, that any notice to a Underwriter pursuant to Section 10(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Shareholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

  15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Underwriter, the person or persons, if any, who control each Underwriter within the meaning of Section 15 of the Securities Act and the Lehman Brothers Entities and (b) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

  16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

  17. Definition of the Term "Business Day." For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

  18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

  19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

  20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

  If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                    Very truly yours,

                                    ATP OIL & GAS CORPORATION


                                    By:
                                       -----------------------------------
                                        T. Paul Bulmahn
                                        Chairman and President


                                    SELLING SHAREHOLDERS


                                    By:
                                       ------------------------------------
                                       As Attorney-in-Fact acting on behalf
                                       of the Selling Shareholders Named in
                                       Schedule 2 hereto
Accepted:

Lehman Brothers Inc.
CIBC World Markets Corp.
Dain Rauscher Incorporated
Raymond James & Associates, Inc.
Fidelity Capital Markets,
  a division of National
  Financial Services LLC

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By:  Lehman Brothers Inc.


By:
   -----------------------------------
  Authorized Representative

                                                                      SCHEDULE 1

                              LIST OF UNDERWRITERS

                                                       NUMBER OF
UNDERWRITERS                                            SHARES
------------                                         ------------

Lehman Brothers Inc. .............................
CIBC World Markets Corp. .........................
Dain Rauscher Incorporated........................
Raymond James & Associates, Inc. .................
Fidelity Capital Markets, a division of
  National Financial Services LLC.................
                                                      ----------
          Total...................................     7,500,000
                                                      ==========



                                     S-1-1

                                                                      SCHEDULE 2

                              SELLING SHAREHOLDERS

                                      NUMBER OF
NAME OF SELLING SHAREHOLDER         OPTION SHARES
------------------------------      -------------
T. Paul Bulmahn...............          709,852
Gerald W. Schlief.............          275,153
Carol E. Overbey..............           91,721
Albert L. Reese, Jr...........           48,274
                                      ---------
          Total...............        1,125,000
                                      =========



                                     S-2-1

                                                                       EXHIBIT A

                            LOCK-UP LETTER AGREEMENT





Lehman Brothers Inc.                                      ________________, 2001
CIBC World Markets Corp.
Dain Rauscher Incorporated
Raymond James & Associates
Fidelity Capital Markets,
  a division of National
  Financial Services LLC
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") among ATP Oil & Gas Corporation, a Texas corporation (the "Company"), the selling shareholders of the Company named therein and Lehman Brothers Inc., CIBC World Markets Corp., Dain Rauscher Incorporated, Raymond James & Associates, Inc., and Fidelity Capital Markets, a division of National Financial Services LLC, as representatives of the several underwriters named therein, relating to an underwritten public offering of common stock, par value $.001 per share (the "Common Stock"), of the Company.

To induce you to enter into the Underwriting Agreement, the undersigned agrees that he/she will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus (as defined in the Underwriting Agreement), without the prior written consent of Lehman Brothers Inc.; provided that the foregoing restrictions shall not apply to any gift of Common Stock by the undersigned to a donee that agrees in writing for the benefit of the Underwriters to be bound by the same restrictions with respect to such shares of Common Stock.

If for any reason the Underwriting Agreement is terminated before the First Delivery Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,



------------------------------
Name:

                                      A-2